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                                                                    EXHIBIT 99.1

[I-FLOW LOGO]      20202 Windrow Drive                     FOR IMMEDIATE RELEASE
                   Lake Forest, CA 92630
I-FLOW             (800)448-3569 (949)206-2700
CORPORATION        Fax (949) 206-2600
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INVESTOR CONTACT:                                        COMPANY CONTACT:
John Hicks                                               James R. Talevich
Berkman Associates                                       Chief Financial Officer
(310) 277-5162                                           (949) 206-2700
info@BerkmanAssociates.com                               www.i-flowcorp.com/


           I-FLOW ANNOUNCES $12.5 MILLION PRIVATE PLACEMENT OF COMMON
                               STOCK AND WARRANTS

      LAKE FOREST, CALIFORNIA, September 3, 2003 . . . I-FLOW CORPORATION (NASDAQ:IFLO) announced today that, effective as of September 2, 2003, it entered into a private placement with certain accredited investors for the sale of 1,666,740 shares of I-Flow common stock, together with warrants to purchase up to 250,011 shares of I-Flow common stock. Under the terms of the private placement, the Company will sell the shares of I-Flow common stock at a purchase price of $7.50 per share; the warrants to purchase I-Flow common stock will be exercisable for a period of 5 years at an exercise price of $10.00 per share. Gross proceeds to I-Flow from the private placement are expected to be $12,500,550. In addition, I-Flow will be required to file with the Securities and Exchange Commission a registration statement covering the resale of the shares of its common stock sold in connection with the private placement or issuable upon exercise of the warrants, within 30 days after the completion of the transaction. I-Flow expects to complete the transaction on or before September 5, 2003. First Albany Corporation acted as lead placement agent and Roth Capital Partners acted as co-placement agent in the transaction.

      Chairman, President and Chief Executive Officer Donald M. Earhart said, "In addition to increasing our working capital, we plan to use a portion of the proceeds to support the continued expansion of our Regional Anesthesia business. Additional sales representatives will be hired to expand both our hospital-focused 60-person direct sales force and our outpatient surgery center billing program."

ABOUT I-FLOW

      I-Flow Corporation (www.iflo.com) designs, develops and markets technically advanced, low cost ambulatory infusion systems that are redefining the standard of care by providing life enhancing, cost effective solutions for pain relief and infusion therapy.

SAFE HARBOR STATEMENT

      Certain disclosures made by the Company in this press release and in other reports and statements released by the Company are and will be forward-looking in nature, such as comments that express the Company's opinions about trends and factors that may impact future operating results. Disclosures that use words such as the Company "believes," "anticipates," or "expects" or use similar expressions are intended to identify forward-looking statements. Forward-looking statements are subject to certain risks and uncertainties, which could cause actual results to differ from those expected, and readers are cautioned not to place undue reliance on these forward-looking statements. The Company undertakes no obligation to republish revised forward-looking statements to reflect the occurrence of unanticipated events. Readers are also urged to carefully review and consider the various disclosures made by the Company in this release which seek to advise interested parties of the risks and other factors that affect the Company's business, as well as in the Company's periodic reports on Forms 10-K, 10-Q, and 8-K filed with the Securities and Exchange Commission. The risks affecting the Company's business include reliance on the success of the home health care industry, the Company's success in pursuing its direct sales strategy, the reimbursement system currently in place and future changes to that system, competition in the industry, economic and political conditions in foreign countries, currency exchange rates, inadequacy of booked reserves, technological changes and product availability. Any such forward-looking statements, whether made in this release or elsewhere, should be considered in context with the various disclosures made by the Company about its business.

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